SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 2, 2013

__________________

OIL STATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16337 (Commission File Number)	76-0476605 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  (713) 652-0582

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

In response to investor inquiries, the Company today confirmed that it is continuing its evaluation of a potential separation of its Accommodations business.  The Company's analysis has and will involve a review of the tax, legal, financial and operational complexities associated with such a separation of a multi-jurisdictional business, specifically including a potential REIT conversion.  There can be no assurance that the Company will conclude that any separation transaction including, but not limited to, a potential REIT conversion is feasible and advisable, or that if any transaction is pursued, that it will be consummated.

This filing contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning Oil States’ evaluation of separation alternatives for its Accommodations business.  These statements contain words such as "possible," "intend," "will", "if" and "expect" and can be impacted by numerous factors including the risk that a separation or other transaction may not occur, that a separation transaction may occur in a legal form other than a REIT, that tax laws and regulations in and between any of the relevant jurisdictions may change, risks relating to the securities markets generally, the impact of adverse market conditions affecting Oil States' accommodations business, adverse changes in laws including with respect to tax and regulatory matters and other risks.  There can be no assurance that actual results will not differ from Oil States’ expectations.  For more information concerning factors that could affect these statements see the "Business" and "Risk Factors" sections of our Form 10-K for the year ended December 31, 2012 filed by Oil States with the SEC on February 20, 2013 and the "Risk Factors" section of the Form 10-Q for the three months ended March 31, 2013 filed by Oil States with the SEC on April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 2, 2013

OIL STATES INTERNATIONAL, INC.

By:	/s/ Bradley J. Dodson
Name:	Bradley J. Dodson
Title:	Senior Vice President, Chief Financial Officer and Treasurer